Exhibit 24.1
                       POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that DEVELOPED TECHNOLOGY RESOURCE, INC., a Minnesota corporation (the "Company"), and each of the undersigned directors of the Company, hereby constitutes and appoints John P. Hupp and LeAnn H. Davis, and each of them (with full power to each of them to act alone) its/his true and lawful attorney-in-fact an agent, for it/him and on its/his behalf and its/his name, place and stead, in any and all capacities to sign, execute, affix its/his seal thereto and file one or more Registration Statements on Form S-8 or any other applicable form under the Securities Act of 1933, as amended, and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating to: 400,000 shares of the Company's common stock, par value $.01, (the "Common Stock") reserved for issuance with respect to he Company's 1992 Stock Option Plan, as amended and 85,000 shares of the Company's common stock, par value $.01 per share reserved for issuance with respect to the Company's 1997 Outside Directors Stock Option Plan.

     There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he or itself/himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

     IN WITNESS WHEREOF, DEVELOPED TECHNOLOGY RESOURCE, INC. has caused this Power of Attorney to be executed in its name by its President on the 27th day of April, 2000.

                          DEVELOPED TECHNOLOGY RESOURCE, INC.


                          By  /s/ John P. Hupp
                             John P. Hupp, President


     The undersigned directors of DEVELOPED TECHNOLOGY RESOURCE,
INC. have hereunto set their hands as of April 27, 2000.


                          By /s/ Roger W. Schnobrich
                             Roger W. Schnobrich


                          By/s/ Peter L. Hauser
                             Peter L. Hauser